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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mikohn Gaming Corporation on Form S-3 of our report dated February 26, 2000 (March 2, 2000 as to the first paragraph of Note 21; April 7, 2000 as to the second paragraph of Note 21), appearing in the Annual Report on Form 10-K of Mikohn Gaming Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
August 17, 2000